[Exhibit 126]



                              ITT Corporation
                        1330 Avenue of the Americas
                          New York, New York 10019




                                                           November 6, 1997


Starwood Lodging Trust
Starwood Lodging Corporation
Chess Acquisition Corp.
c/o Starwood Capital Group
3 Pickwick Plaza
Greenwich, Connecticut 06830


                                   Waiver

Dear Sirs:

         Reference is made to (i) the Agreement and Plan of Merger dated as of October 19, 1997 (the "Merger Agreement"), among Starwood Lodging Trust (the "Trust"), Starwood Lodging Corporation (the "Corporation"), Chess Acquisition Corp. ("Sub" and, together with the Trust and the Corporation, the "Starwood Companies") and ITT Corporation ("ITT") and (ii) the Confidentiality Agreement dated as of October 6, 1997, among the Trust, the Corporation and ITT (the "Starwood Confidentiality Agreement").

         Each of the Starwood Companies hereby waives compliance by ITT with Section 4.4 of the Merger Agreement, insofar as it relates to standstill or similar agreements; provided however that any release by ITT of any third party of its obligations under any such agreements shall apply equally to Hilton Hotels Corporation and its affiliates and the Starwood Companies and its affiliates. ITT hereby agrees that the "Applicable Period" under Section 6 of the Starwood Confidentiality Agreement ended on October 19, 1997, and hereby waives compliance by the Trust and the Corporation with such Section.

         If the foregoing is acceptable to you, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between ITT and each of the Starwood Companies.


                                       Very truly yours,

                                       By:
                                          /s/ RICHARD S. WARD
                                          ---------------------------
                                          Richard S. Ward
                                          Executive Vice President



Accepted and agreed:

Starwood Lodging Trust

By:  /s/ BARRY S. STERNLICHT
     -----------------------
     Barry S. Sternlicht
     Authorized Signatory


Starwood Lodging Corporation

By:  /s/ BARRY S. STERNLICHT
     -----------------------
     Barry S. Sternlicht
     Authorized Signatory


Chess Acquisition Corp.

By:  /s/ BARRY S. STERNLICHT
     -----------------------
     Barry S. Sternlicht
     Chairman and Chief
     Executive Officer